                SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

     THIS SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of April 7, 1998, by and between ATC Communications Group, Inc., a Delaware corporation (the "COMPANY"), and Thayer Equity Investors III, L.P., a Delaware limited partnership ("THAYER").


                                       RECITALS


     A. On the date hereof, Thayer has delivered its commitment letter (the "COMMITMENT LETTER") to the Company and Advanced Telemarketing Corporation, the Company's wholly owned subsidiary ("ADVANCED"), pursuant to which Thayer has committed to either guaranty up to $2.0 million of Advanced's indebtedness or, in lieu thereof and under certain circumstances, to make a loan to Advanced in the amount of up to $2.0 million.

     B. It is a condition to the issuance of Thayer's commitments under the Commitment Letter that the Company execute and deliver this Agreement to Thayer.


     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     "AGREEMENT" means this Securities Purchase and Registration Rights
Agreement.

     "BOARD" means the Board of Directors of the Company.

     "COMMON STOCK" means the common stock, $.01 par value, of the Company.

     "COMMISSION" means the Securities and Exchange Commission.

     "EQUITY SECURITY" means any stock or similar security of the Company or any security (whether stock or indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security (whether or not indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HOLDER" of any security means the record or beneficial owner of such security. A Holder of the Warrant shall be treated as the Holder of the Registrable Securities underlying such Warrant.

     "HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

     "INITIATING HOLDERS" means with respect to a registration effected pursuant to Section 4 hereof the Holders of at least 200,000 shares of the Registrable Securities.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, community property interest, trust, option, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

     "MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated April 7, 1998 by and among the Company, ATC Merger Sub, Inc. and IQI, Inc.

     "PERSON" includes any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRABLE SECURITIES" means (1) shares of the Common Stock issued or issuable upon exercise or conversion of the Warrant issued pursuant to this Agreement, so long as they are owned by Thayer, any limited partner of Thayer or any affiliate (as defined under the Securities Act) of Thayer or Thayer's general partner, and (2) any securities issued or issuable with respect to the Common Stock referred to in clause (1) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "THAYER" has the meaning assigned to it in the introductory paragraph of this Agreement.

     "WARRANT" means the warrant to purchase Common Stock which has been issued to Thayer by the Company pursuant to this Agreement, and any warrant issued upon transfer or substitution thereof.

     "WARRANT CERTIFICATE" means the certificate dated April 7, 1998, held by Thayer and evidencing the right to purchase up to 1,100,000 shares of Common Stock.

     "WARRANT SHARES" means the Common Stock issued or issuable upon exercise of the Warrant.

     2.   PURCHASE AND SALE OF WARRANT.

          (a) AUTHORIZATION OF SECURITIES. The Company has authorized the issuance and sale of the Warrant to purchase ONE MILLION ONE HUNDRED THOUSAND (1,100,000) shares of Common Stock of the Company, having the terms set forth herein and in the Warrant Certificate attached hereto as Exhibit A.

          (b) SALE AND PURCHASE OF WARRANT. Concurrently herewith, the Company hereby sells to Thayer and Thayer hereby purchases from the Company the Warrant to purchase up to ONE MILLION ONE HUNDRED THOUSAND (1,100,000) shares of Common Stock of the Company for a purchase price of ONE HUNDRED TEN THOUSAND DOLLARS ($110,000). Thayer hereby acknowledges receipt of the Warrant, and the Company hereby acknowledges receipt of the purchase price therefor.

     3. COMPANY REPRESENTATIONS AND WARRANTIES. In connection with the purchase of the Warrant hereunder, the Company represents and warrants to Thayer the following:

          (a) ORGANIZATION, STANDING, ETC. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to issue the Warrants and the Warrant Shares and to carry out the provisions hereof.

          (b) WARRANT. The Warrant is duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and restrictions, other than Liens that might have been created by Thayer and restrictions imposed by the Securities Act.

          (c) WARRANT SHARES. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant, and, when issued and paid for in accordance with the terms hereof and the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable Common Stock, free and clear of all Liens and restrictions, other than Liens that might have been created by Thayer and restrictions imposed by the Securities Act.

          (d) CORPORATE ACTS AND PROCEEDINGS. All corporate acts and proceedings required of the Company for the authorization, execution, delivery and performance of this Agreement and each other agreement or instrument contemplated hereby, and the issuance and delivery of the Warrant and the Warrant Shares, have been lawfully and validly taken.

          (e) BINDING OBLIGATIONS. This Agreement and the Warrant constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

          (f) SECURITIES LAWS. The offer, issue and sale of the Warrant and the Warrant Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          (g) DISCLOSURE. There is no fact which the Company has not disclosed to Thayer in writing which materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the properties, business, prospects, results of operation or condition (financial or other) of the Company or the ability of the Company to perform this Agreement.

     4.   REQUIRED REGISTRATION.

          (a) Commencing on the date and at the time the Certificate of Merger, duly executed by ATC Merger Sub, Inc. and IQI, Inc., is filed with the Secretary of State of New York pursuant to the Merger Agreement, if and whenever the Company shall receive a written request therefor from Initiating Holders, the Company agrees to prepare and file promptly a registration statement under the Securities Act covering the shares of Registrable Securities which are the subject of such request and agrees to use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, the Company agrees to give promptly written notice to all Holders of Registrable Securities that such registration is to be effected. The Company agrees to include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares by the Holders thereof within thirty (30) days after the receipt of written notice from the Company.

          (b) The Company shall be obligated to prepare, file and cause to become effective only one registration statement pursuant to this Section 4 on a form other than S-3, plus three additional registration statements on Form S-3.

          (c) A registration under this Section 4 shall be on a form selected by the Company and reasonably acceptable to the Holders of a majority of the shares of Registrable Securities to be included in such registration.

          (d) If the Holders initiating a request for the registration of Registrable Securities pursuant to this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they agree to provide the Company with the name of the managing underwriter or underwriters (the "managing underwriter") that a majority interest of the Initiating Holders requesting such registration propose to employ, as a part of their request made pursuant to this Section 4, which managing underwriter shall be reasonably acceptable to the Company. Furthermore, the Company agrees to include such information regarding the managing underwriter in its written notice referred to in Section 4(a). In such event the right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by the Holders of a Majority of the Registrable Securities initiating such request for registration and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting agree to enter into (together with the Company) an underwriting agreement with the underwriter or underwriters selected for such underwriting, in the manner set forth above, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Company and the Holders of a majority of the shares of Registrable Securities to be included in such registration.

          (e) Notwithstanding any other provision of this Section 4, if the managing underwriter of an underwritten distribution advises the Company and the Holders of Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities requested to be included in such registration exceeds the number of shares of Registrable Securities which can be sold in such offering, then (i) the number of shares of Registrable Securities so requested to be included in such registration shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering and (ii) this reduced number of shares shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by such Holders at the time of filing the registration statement.

          (f) To the extent all shares of Registrable Securities of the Initiating Holders are not included in the registration statement due to the underwriter cutbacks described above, such registration shall not count as the demand registration to which the Initiating Holders are entitled pursuant to subparagraph (b) of this Section 4.

          (g) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (h) Notwithstanding any of the foregoing, the Company may delay filing a registration statement and may withhold efforts to cause the registration statement to become effective, if the Company reasonably determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. If, after a registration statement becomes effective, the Company advises the holders of the registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended.

     5.   INCIDENTAL REGISTRATION.

          (a) Each time the Company shall determine to file a registration statement under the Securities Act (other than (i) pursuant to Section 4 hereof, (ii) on Form S-8 or a registration statement on Form S-1 covering solely an employee benefit plan and (iii) on Form S-4) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company agrees to give promptly written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of any shares of Registrable Securities given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

          (b) If the registration of which the Company gives written notice pursuant to Section 5(a) is for a public offering involving an underwriting, the Company agrees to so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with the Company and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities requested to be included in such registration.

          (c) Notwithstanding any other provision of this Section 5, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities exceeds the number of shares of Registrable Securities which can be sold in such offering, then (i) the number of shares of Registrable Securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by the Company, which shall have priority over the shares of Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities by such Holders at the time of filing the registration statement.

     6. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 4 or 5 hereof to effect the registration of Registrable Securities under the Securities Act, the Company, at its expense and as expeditiously as possible, agrees to:

          (a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

          (b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering, the Holders of a majority of the Registrable Securities participating in such offering, and the Company;

          (c) Furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

          (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (e) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

          (h) Prepare and file promptly with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

          (j) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (k) Not file any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus to which the Holders of a majority of the Registrable Securities included or to be included in a registration have reasonably objected on the grounds that such registration statement or prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; provided, however, that the failure of such Holders or their counsel to review or object to any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus shall not affect the rights of such Holders or their respective officers, directors, partners, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under Section 8 hereof;

          (l) Make available for inspection upon request by any Holder of Registrable Securities covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement; and

          (m) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal matters with respect to the registration as such requesting Holder or Holders may reasonably request, and
(ii) letters dated each of such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or if the offering is not underwritten that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other accounting and financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as such requesting Holder or Holders may reasonably request.

     7.   EXPENSES.

          (a) With respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 4 or 5 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that security holders participating in any such registration agree to bear their pro rata share of the underwriting discount and commissions and the fees and expenses of their own counsel.

          (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

     8.   INDEMNIFICATION.

          (a) The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, members, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors, partners, members, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

          (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.
Notwithstanding the foregoing, no Holder of Registrable Securities shall be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

          (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 8 and shall not relieve the indemnifying party from liability under this
Section 8 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time,
(iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          (d) If the indemnification provided for in subsection (a) or (b) of this Section 8 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

     9. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 9 are (a) to enable the Holders of Registrable Securities to comply with the current public information requirement contained in paragraph (c) of Rule 144 should any such Holder ever wish to dispose of any of the Restricted Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3.

     10. STOCKHOLDER INFORMATION. The Company may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement agrees to furnish the Company with such information.

     11. FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     12.  GENERAL PROVISIONS.

          (a) INTEGRATION. This Agreement, together with the Warrant Certificate, constitute the entire agreement of the parties with respect to the subject matter hereof.

          (b) NOTICES. All notices and other communications which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall either be personally delivered or mailed first class, postage prepaid, registered or certified mail (return receipt requested), to the person for whom they are intended at the address shown on the signature pages of this Agreement for such party. Each notice or other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of actual receipt or five (5) days after the same has been deposited in the United States mail, addressed and postage paid as aforesaid. The addresses for the purposes of this Section 12(b) may be changed by giving written notice to all parties of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.

          (c) CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of law) of the State of Delaware.

          (d) SEVERABILITY. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason by adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

          (e) EXPENSES. The Company agrees to pay and hold Thayer and Holders of the Registrable Securities harmless from liability for the payment of (i) the fees and expenses incurred in connection with any requested waiver of the right of Thayer or the consent of Thayer to contemplated acts of the Company not otherwise permissible by the terms of this Agreement, (ii) the reasonable fees and expenses incurred with respect to any amendment to this Agreement proposed by the Company (whether or not the same becomes effective), (iii) the reasonable fees and expenses incurred in respect of the enforcement by Thayer of its rights granted under this Agreement, and (iv) all costs of the Company's performance of and compliance with this Agreement.

          (f) PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) MODIFICATION, AMENDMENT AND WAIVER. This Agreement may be amended only in writing with the written consent of all the Holders of the Registrable Securities and the Company. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12. Specifically, but without limiting the generality of the foregoing, the failure of Thayer at any time or times to require performance of any provision hereof by the Company shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          (i) FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement, and the Company specifically agrees to cooperate affirmatively with Thayer, if any, to the extent reasonably requested by Thayer, to enforce the rights of Thayer and its assignees hereunder.

          (j) HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (k) GENDER AND NUMBER. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Additionally, unless the context requires otherwise, "or" is not exclusive.

                        [SIGNATURE PAGE OF SECURITIES PURCHASE
                         AND REGISTRATION RIGHTS AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.


                                       COMPANY:
                                       --------

                                       ATC COMMUNICATIONS GROUP, INC.,
                                       a Delaware corporation



                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                       Address: ATC Communications Group, Inc.
                                           5950 Berkshire Lane
                                           Suite 1650
                                           Dallas, Texas 75225


                                       THAYER:
                                       -------

                                       THAYER EQUITY INVESTORS III, L.P.,
                                       a Delaware limited partnership

                                       By: TC Equity Partners L.L.C.,
                                           Its General Partner



                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                       Address: Thayer Capital Partners
                                           1455 Pennsylvania Ave., N.W.
                                           Washington, D.C. 20004